The E.W. Scripps Company
Unaudited Pro Forma Condensed Consolidated Financial Information

On July 30, 2014, The E.W. Scripps Company ("Scripps") and Journal Communications, Inc. ("Journal") agreed to merge their broadcast operations and spin-off their newspaper businesses into a separate publicly traded company. On April 1, 2015 these transactions were consummated.

The unaudited pro forma condensed consolidated statements of operations that follow for the years ended December 31, 2014, 2013 and 2012 have been derived from the historical consolidated financial statements of Scripps for the year ended December 31, 2014 included in Scripps' Annual Report on Form 10-K for the year ended December 31, 2014.

The unaudited pro forma condensed consolidated statements of operations for the years ended December 31, 2014, 2013 and 2012, have been prepared as though the Scripps newspaper spin-off occurred as of January 1, 2012.

The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and do not purport to represent what the actual results of operations or the financial position of Scripps would be had the transactions occurred on the dates assumed, nor are they necessarily indicative of future results of operations or financial position. The unaudited pro forma condensed consolidated financial statements do not reflect any cost savings or other synergies that management of Scripps believes could have been achieved had the Scripps newspaper spin-off been completed on the dates indicated.

The unaudited pro forma condensed consolidated financial statements constitute forward-looking information and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated.

The E.W. Scripps Company
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2014

(in thousands)	Historical	Newspaper Spin-off (a)	Scripps Pro Forma

Assets
Current assets:
Cash and cash equivalents	$158,459	$—	$158,459
Restricted cash	6,810	—	6,810
Accounts and notes receivable, less allowances	136,567	(36,958)	99,609
Inventory	6,183	(6,183)	—
Deferred income taxes	12,836	(2,082)	10,754
Miscellaneous	7,805	(1,284)	6,521
Total current assets	328,660	(46,507)	282,153
Investments	9,530	(76)	9,454
Property, plant and equipment	343,389	(185,548)	157,841
Goodwill	106,261	—	106,261
Other intangible assets	189,260	(2,001)	187,259
Deferred income taxes	37,946	16,666	54,612
Miscellaneous	17,685	(1,942)	15,743
Total Assets	$1,032,731	$(219,408)	$813,323

Liabilities and Equity
Current liabilities:
Accounts payable	$21,004	$(7,017)	$13,987
Customer deposits and unearned revenue	29,948	(21,136)	8,812
Current portion of long-term debt	2,000	—	2,000
Accrued liabilities:
Employee compensation and benefits	33,305	(12,404)	20,901
Miscellaneous	38,123	(6,733)	31,390
Other current liabilities	10,158	(852)	9,306
Total current liabilities	134,538	(48,142)	86,396
Long-term debt (less current portion)	196,000	—	196,000
Other liabilities (less current portion)	182,260	(13,089)	169,171
Equity:
The E.W. Scripps Company total shareholders’ equity	518,276	(156,520)	361,756
Noncontrolling interest	1,657	(1,657)	—
Total equity	519,933	(158,177)	361,756
Total Liabilities and Equity	$1,032,731	$(219,408)	$813,323

See notes to unaudited pro forma condensed consolidated financial statements.

The E.W. Scripps Company
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2014

(in thousands, except per share data)	Historical	Newspaper Spin-off (a)	Scripps Pro Forma

Operating Revenues:
Advertising	$646,407	$(224,861)	$421,546
Subscriptions	121,565	(121,565)	—
Retransmission	56,185	—	56,185
Other	44,911	(23,889)	21,022
Total operating revenues	869,068	(370,315)	498,753
Costs and Expenses:
Employee compensation and benefits	415,595	(157,725)	257,870
Programs and program licenses	55,487	—	55,487
Newsprint, press supplies and other printing costs	45,362	(45,362)	—
Newspaper distribution	46,948	(46,948)	—
Other expenses	205,755	(87,437)	118,318
Defined benefit pension plan expense	10,000	(4,329)	5,671
Acquisition and related integration costs	13,974	(4,266)	9,708
Total costs and expenses	793,121	(346,067)	447,054
Depreciation, Amortization, and (Gains) Losses:
Depreciation	40,668	(16,500)	24,168
Amortization of intangible assets	8,402	(390)	8,012
(Gains) losses, net on disposal of property, plant and equipment	(2,260)	(612)	(2,872)
Net depreciation, amortization, and (gains) losses	46,810	(17,502)	29,308
Operating income	29,137	(6,746)	22,391
Interest expense	(8,494)	—	(8,494)
Miscellaneous, net	(8,389)	696	(7,693)
Income before income taxes	12,254	(6,050)	6,204
Provision (benefit) for income taxes	2,032	(3,350)	(1,318)
Net income	10,222	(2,700)	7,522
Net loss attributable to noncontrolling interests	(307)	307	—
Net income attributable to the shareholders of The E.W. Scripps Company	$10,529	$(3,007)	$7,522
Net income per basic share of common stock attributable to the shareholders of The E.W. Scripps Company:	$0.18		$0.13
Net income per diluted share of common stock attributable to the shareholders of The E.W. Scripps Company:	$0.18		$0.13

Weighted average shares outstanding:
Basic	56,342		56,342
Diluted	57,239		57,239

See notes to unaudited pro forma condensed consolidated financial statements.

The E.W. Scripps Company
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2013

(in thousands, except per share data)	Historical	Newspaper Spin-off (a)	Scripps Pro Forma

Operating Revenues:
Advertising	$613,093	$(242,360)	$370,733
Subscriptions	117,762	(117,762)	—
Retransmission	42,505	—	42,505
Other	43,511	(24,392)	19,119
Total operating revenues	816,871	(384,514)	432,357
Costs and Expenses:
Employee compensation and benefits	391,207	(165,563)	225,644
Programs and program licenses	53,826	—	53,826
Newsprint, press supplies and other printing costs	46,965	(46,965)	—
Newspaper distribution	48,490	(48,490)	—
Other expenses	201,089	(88,339)	112,750
Defined benefit pension plan expense	8,837	(727)	8,110
Restructuring costs	4,893	—	4,893
Total costs and expenses	755,307	(350,084)	405,223
Depreciation, Amortization, and Losses (Gains):
Depreciation	40,839	(16,695)	24,144
Amortization of intangible assets	6,923	(545)	6,378
Losses (gains), net on disposal of property, plant and equipment	166	130	296
Net depreciation, amortization, and losses (gains)	47,928	(17,110)	30,818
Operating income (loss)	13,636	(17,320)	(3,684)
Interest expense	(10,448)	—	(10,448)
Miscellaneous, net	(11,760)	423	(11,337)
Loss before income taxes	(8,572)	(16,897)	(25,469)
Benefit for income taxes	(7,848)	(5,398)	(13,246)
Net loss	(724)	(11,499)	(12,223)
Net loss attributable to noncontrolling interests	(250)	250	—
Net loss attributable to the shareholders of The E.W. Scripps Company	$(474)	$(11,749)	$(12,223)
Net loss per basic share of common stock attributable to the shareholders of The E.W. Scripps Company:	$(0.01)		$(0.22)
Net loss per diluted share of common stock attributable to the shareholders of The E.W. Scripps Company:	$(0.01)		$(0.22)

Weighted average shares outstanding:
Basic	56,516		56,516
Diluted	56,516		56,516

See notes to unaudited pro forma condensed consolidated financial statements.

The E.W. Scripps Company
Unaudited Pro Forma Condensed Consolidated Statements of Operations
For the Year Ended December 31, 2012

(in thousands, except per share data)	Historical	Newspaper Spin-off (a)	Scripps Pro Forma

Operating Revenues:
Advertising	$711,144	$(258,172)	$452,972
Subscriptions	117,700	(117,700)	—
Retransmission	30,867	—	30,867
Other	43,747	(23,219)	20,528
Total operating revenues	903,458	(399,091)	504,367
Costs and Expenses:
Employee compensation and benefits	396,241	(170,404)	225,837
Programs and program licenses	56,783	—	56,783
Newsprint, press supplies and other printing costs	51,266	(51,266)	—
Newspaper distribution	50,379	(50,379)	—
Other expenses	201,302	(91,236)	110,066
Defined benefit pension plan expense	8,620	(438)	8,182
Acquisition and related integration costs	5,826	—	5,826
Restructuring costs	9,335	—	9,335
Total costs and expenses	779,752	(363,723)	416,029
Depreciation, Amortization, and Losses (Gains):
Depreciation	42,258	(18,235)	24,023
Amortization of intangible assets	7,074	(661)	6,413
Losses (gains), net on disposal of property, plant and equipment	474	169	643
Net depreciation, amortization, and losses (gains)	49,806	(18,727)	31,079
Operating income	73,900	(16,641)	57,259
Interest expense	(12,246)	—	(12,246)
Miscellaneous, net	(4,747)	510	(4,237)
Income before income taxes	56,907	(16,131)	40,776
Provision for income taxes	16,985	(7,575)	9,410
Net income	39,922	(8,556)	31,366
Net loss attributable to noncontrolling interests	(266)	266	—
Net income attributable to the shareholders of The E.W. Scripps Company	$40,188	$(8,822)	$31,366
Net income per basic share of common stock attributable to the shareholders of The E.W. Scripps Company:	$0.70		$0.55
Net income per diluted share of common stock attributable to the shareholders of The E.W. Scripps Company:	$0.69		$0.54

Weighted average shares outstanding:
Basic	54,907		54,907
Diluted	55,381		55,381

See notes to unaudited pro forma condensed consolidated financial statements.

The E.W. Scripps Company
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Note 1 — Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed consolidated financial statements present the pro forma condensed consolidated financial position and results of operations of Scripps after giving effect to the spin-off of Scripps Newspapers. Scripps Newspapers is the business representing the principal publishing operations of Scripps, as described below.

Scripps Newspapers consists of daily and community newspapers in 13 markets across the United States. The newspapers earn revenue primarily from the sale of advertising to local and national advertisers and newspaper subscription fees. The newspapers operate in mid-size markets, focusing on news coverage within their local markets. Advertising and subscription revenues provide substantially all of the operating revenues for each newspaper market, and employee, newspaper distribution and newsprint costs are the primary expenses at each newspaper. The daily newspapers published by the Company are the Abilene (TX) Reporter-News, the Anderson (SC) Independent-Mail, the Corpus Christi (TX) Caller-Times, the Evansville (IN) Courier & Press, the Henderson (KY) Gleaner, the Kitsap (WA) Sun, the Knoxville (TN) News Sentinel, the Memphis (TN) Commercial Appeal, the Naples (FL) Daily News, the Redding (CA) Record-Searchlight, the San Angelo (TX) Standard-Times, the Treasure Coast (FL) News/Press/Tribune, the Ventura County (CA) Star and the Wichita Falls (TX) Times Record News. The business also include a 40% ownership in the Albuquerque Publishing Company, which publishes the Albuquerque Journal (NM).

The accompanying unaudited pro forma condensed consolidated financial statements have been prepared using and should be read in conjunction with the audited consolidated financial statements of Scripps for the years ended December 31, 2014, 2013 and 2012. The accompanying unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not reflect the costs of any integration activities or benefits that may result from realization of future cost savings due to operating efficiencies or revenue synergies expected to result from the transactions.

Note 2 — Pro Forma Adjustments

Adjustments to Balance Sheet as of December 31, 2014

a.Reflects adjustment to eliminate the assets and liabilities to be distributed in the Scripps Newspapers spin-off.
Adjustments to the Statements of Operations for the years ended December 31, 2014, 2013 and 2012

a.
Reflects adjustment to present the operations of the Scripps Newspapers as discontinued operations. Excluded from these amounts are certain general corporate overhead expenses not specifically related to the the Scripps newspapers. Such general corporate expenses do not meet the requirements to be presented in discontinued operations, and thus are presented as part of Scripps' continuing operations.

The provision for income taxes was determined using the U.S. GAAP intraperiod allocation rules.